UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

On May 25, 2010, First Financial Bancorp. (the "Company") delivered a notice to its directors and executive officers informing them of a proposed blackout period (the "Blackout Period") under the Company's 401(k) Savings Plan (the "401(k) Plan"). The notice advises the Company's directors and executive officers of the applicable trading restrictions that apply to them under Section 306 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission's Regulation BTR. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Blackout Period is required in order to effect a transition of the administration of the 401(k) Plan to a new service provider, and is expected to last from June 22, 2010, until July 16, 2010. During the Blackout Period, participants in the 401(k) Plan will be temporarily unable to effect certain transactions, including investment exchanges into or out of the First Financial Bancorp. stock fund in the 401(k) Plan, access to 401(k) Plan loans, withdrawals and distributions from the 401(k) Plan.

During the Blackout Period and for a period of two years after the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting Gregory A. Gehlmann, 201 East Fourth Street, Suite 1900, Cincinnati, OH 45202, or at (513) 979-5772, to whom all inquiries regarding the Blackout Period should be directed.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibit:

99.1        Notice of Blackout Period provided to Company directors and executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

Dated: May 28, 2010	By:	/s/ Gregory A. Gehlmann
	Name:	Gregory A. Gehlmann
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Notice of Blackout Period provided to Company directors and executive officers